Exhibit 99.1

Asure Software Reports Record Third Quarter 2017 Revenue and Reaffirms Guidance for Full Year

AUSTIN, TX – November 13, 2017 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Summary	Actual Results
	For the three months ended
(in millions except per share data and percentages)	September 30, 2017	September 30, 2016	Change (%)
Revenue	$15.5	$9.4	65%

Gross Margin	$12.1	$7.4	64%
Gross Margin (as a % of revenue)	78.1%	78.5%	-1%

EBITDA	$2.4	$1.9	24%
Non-GAAP EBITDA, excluding one-time expenses*	$4.0	$2.3	73%

Net Income (Loss)	$(1.3)	$0.3	-507%

Net Income (Loss) per Share	$(0.10)	$0.05	-300%
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses*[1]	$0.02	$0.10	-80%
Non-GAAP Net Income (Loss) per Share*[2]	$0.15	$0.22	-32%

Nine Months Ended 2017 Financial Summary	Actual Results
	For the nine months ended
(in millions except per share data and percentages)	September 30, 2017	September 30, 2016	Change (%)
Revenue	$39.1	$25.8	52%

Gross Margin	$30.5	$19.9	53%
Gross Margin (as a % of revenue)	77.9%	77.0%	1%

EBITDA	$4.3	$3.3	31%
Non-GAAP EBITDA, excluding one-time expenses*	$7.9	$5.3	49%

Net Income (Loss)	$(4.2)	$(1.1)	279%

Net Income (Loss) per Share	$(0.40)	$(0.17)	135%
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses*[1]	$(0.05)	$0.15	-133%
Non-GAAP Net Income (Loss) per Share*[2]	$0.32	$0.47	-32%

*	Non-GAAP financial measures are reconciled to GAAP in the tables set forth on page 8 to this earnings release.
[1]
Non-GAAP Net Income (Loss) per Share, excluding one-time expenses, is calculated by combining the Company’s GAAP Net Income (Loss), or earnings per share, with expenses that management believes are one time in nature and are not expected to recur on a dollar or per share basis. These one-time expenses primarily relate to legal and professional services with respect to our acquisition and financing activities and costs associated with severance, recruitment and relocation of employees, as well as purchase accounting adjustments. See the reconciliation table on page 8 for more information as well as a reconciliation of this Non-GAAP measure to Net Income (Loss) per Share.

[2]
Non-GAAP Net Income (Loss) per Share, is calculated by combining the Company’s GAAP Net Income (Loss) or earnings per share, with the one time expense described in Note 1 above, and the following additional items: amortization expense on acquisition-related intangible assets and stock-based compensation expense. See the reconciliation table on page 8 for more information as well as a reconciliation of this Non-GAAP measure to Net Income (Loss) per Share.

Third Quarter 2017 Operational Highlights
•	Cloud bookings increased 268% from the third quarter of 2016.
•
Overall pipeline of deals increased approximately 33% from the prior quarter, reflecting the additions of the company’s strategic acquisitions, increased cross-sell opportunities as well as the effectiveness of the expanded sales force.

•
Backlog totaled $20.2 million, a 12% increase compared to the prior quarter and a 48% increase from the year-ago quarter. The company continues to expect many enterprise clients to move through the implementation process in 2017, which will result in conversion of this backlog to reported revenue growth during the year.

•
Secured several new wins across a range of industry verticals, including Anthem and Broadridge Financial. HCM wins included Cobalt Ventures, The Shape of Behavior, and Green Bee Services, among others.

•	Appointed former Calix, Arista Networks, and Amazon International CFO Kelyn Brannon as CFO.

Third Quarter 2017 Financial Results
•	Revenue increased 65% to a record $15.5 million from $9.4 million in the same year-ago quarter.
•	Recurring revenue as a percent of total revenue was 80%, an improvement from 74% in the third quarter of 2016.
•	Cloud revenue increased 97% and hardware revenue increased 48% from the third quarter of 2016.
•	Gross margin was $12.1 million (78.1% of total revenue), a 64% increase from $7.4 million (78.5% of total revenue) in the third quarter of 2016.
•
Non-GAAP EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) *excluding one-time items* totaled approximately $4.0 million, an improvement from $2.3 million in the third quarter of 2016.

•
Non-GAAP Net income per share (excluding one-time items*) totaled $0.02 (based on 12.6 million shares), compared to non-GAAP net income per share (excluding one-time items*) of $0.10 (based on 6.5 million shares) in the third quarter of 2016.

•	Non-GAAP net income per share totaled $0.15, compared to non-GAAP net income per share of $0.22 in the third quarter of 2016.
•	Deferred revenue increased 39% to $13.5 million from $9.7 million in the same year ago quarter.

Fiscal 2017 Financial Guidance
Asure management reaffirmed its financial guidance for fiscal 2017 ending December 31, 2017:

2017 Financial Guidance	Fiscal 2017
Revenue	$54.25 million to $56.25 million
Non-GAAP EBITDA, excluding one-time items	$12.2 million to $13.5 million
Non-GAAP Net Income (Loss) per Share, excluding one-time items	$(0.06) to $(0.02)
Non-GAAP Net Income per Share	$0.50 to $0.56

For fiscal 2017, Asure expects to achieve between $54.25 million and $56.25 million in revenue, with Non-GAAP EBITDA, excluding one-time items, of between $12.2 million and $13.5 million, Non-GAAP net loss per share, excluding one-time items, of between $(0.06) and $(0.02), and non-GAAP net income per share of between $0.50 and $0.56.

For fiscal 2018, Asure reaffirmed its objective to reach double-digit organic revenue growth with multiple “tuck-in” acquisitions each of approximately $2.0 million of revenue and a purchase price of approximately two times revenue. In addition, Asure seeks to reach between $70.0 million and $80.0 million of revenue in 2018, with non-GAAP EBITDA, excluding one-time items, of between $16.0 million and $20.0 million.

Management Commentary
“The third quarter marked another record revenue quarter for Asure,” said company CEO, Pat Goepel. “This achievement was driven by continued growth across our entire business, especially in cloud revenue, which was up 25% sequentially and 97% year-over-year. In fact, cloud revenue as a percentage of total revenue surpassed 70% for the first time in company history. On top of this, our cloud bookings increased 268% from Q3 last year, demonstrating our continued success in selling to new clients and migrating existing clients to the cloud.”

Asure CFO Kelyn Brannon added: “Our continued execution on our cloud sales initiative helped produce solid gross margins and recurring revenue, along with another quarter of solid EBITDA and non-GAAP profitability. Additionally, our strong cash position as well as our investments in infrastructure and processes has increased the operating leverage of our business model. Overall, our results in the third quarter reflect the increasing demand for our solutions as well as the cost and operational synergies from the strategic acquisitions we have completed this year.”

Goepel continued: “Looking ahead, our performance in the first nine months of the year has given us the confidence to reaffirm our fiscal 2017 guidance, which we increased in August. We remain focused on the key initiatives that will continue to drive us forward, including accelerating the velocity of our cross-selling opportunities and scaling our business further. Along that line, we have good visibility into 2018, both in our organic business and strategic acquisition pipeline. From an organic standpoint, we expect to achieve $70 million in revenue, which represents 24% to 29% improvement over our current fiscal 2017 guidance. On top of this, another objective of ours is to complete multiple ‘tuck-in’ acquisitions of service bureaus already using our software next year, which would add $10 million of accretive inorganic revenue. Altogether, we believe we have the right growth strategy, significant financial and operational momentum, a strong balance sheet, and industry-leading solutions to scale our business even further, both in the near-term and over the longer run as well.”

Conference Call Details
Asure management will host a conference call today (Monday, November 13, 2017) at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 7199429

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. The company’s cloud platforms enable more than 80,000 clients worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software’s offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Asure's business and financial performance which are not historical facts are "forward-looking statements" that involve various risks and uncertainties, including those descried in our filings and reports with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ materially from those contained in the forward-looking statements. In particular, there is no assurance that Asure will achieve any particular level of revenues or income, consummate any additional acquisitions or successfully integrate any future acquired businesses.

Company Contact:
Kelyn Brannon, CFO
Asure Software, Inc.
888-323-8835
kelyn.brannon@asuresoftware.com

Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2017 (Unaudited)	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$27,464	$12,767
Accounts and note receivable, net of allowance for doubtful accounts of $592 and $338 at September 30, 2017 and December 31, 2016, respectively	13,887	8,108
Inventory	781	487
Prepaid expenses and other current assets	1,899	1,256
Total current assets before funds held for clients	44,031	22,618
Funds held for clients	23,217	22,981
Total current assets	67,248	45,599
Restricted cash	200	-
Property and equipment, net	2,763	1,878
Goodwill	75,855	26,259
Intangible assets, net	34,046	12,048
Other assets	2,225	39
Total assets	$182,337	$85,823
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost and debt discount	$8,724	$5,455
Accounts payable	1,581	1,576
Accrued compensation and benefits	1,812	1,192
Other accrued liabilities	1,115	936
Deferred revenue	12,065	9,252
Total current liabilities before client fund obligations	25,297	18,411
Client fund obligations	23,217	22,981
Total current liabilities	48,514	41,392
Long-term liabilities:
Deferred revenue	1,450	769
Notes payable, net of current portion of debt issuance cost and debt discount	66,980	24,581
Other liabilities	1,009	835
Total long-term liabilities	69,439	26,185
Total liabilities	117,953	67,577
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 shares authorized; 12,805 and 8,901 shares issued, 12,421 and 8,517 shares outstanding at September 30, 2017 and December 31, 2016, respectively	128	89
Treasury stock at cost, 384 shares at September 30, 2017 and December 31, 2016	(5,017)	(5,017)
Additional paid-in capital	345,383	295,044
Accumulated deficit	(276,052)	(271,875)
Accumulated other comprehensive (loss) income	(58)	5
Total stockholders’ equity	64,384	18,246
Total liabilities and stockholders’ equity	$182,337	$85,823

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED September 30,		FOR THE NINE MONTHS ENDED September 30,
	2017	2016	2017	2016
Revenues:
Cloud revenue	$11,062	$5,630	$27,724	$14,881
Hardware revenue	1,003	676	3,651	2,644
Maintenance and support revenue	1,178	1,078	3,276	3,509
On premise software license revenue	599	754	1,049	1,352
Professional services revenue	1,685	1,302	3,434	3,440
Total revenues	15,527	9,440	39,134	25,826
Cost of sales	3,396	2,026	8,660	5,932
Gross margin	12,131	7,414	30,474	19,894

Operating expenses
Selling, general and administrative	9,459	5,046	25,286	15,559
Research and development	883	761	2,488	2,217
Amortization of intangible assets	1,341	625	3,230	1,628
Total operating expenses	11,683	6,432	31,004	19,404

Income (loss) from operations	448	982	(530)	490

Other income (loss)
Interest expense and other	(1,644)	(620)	(3,279)	(1,460)
Total other loss	(1,644)	(620)	(3,279)	(1,460)

Income (loss) from operations before income taxes	(1,196)	362	(3,809)	(970)
Income tax provision	(85)	(47)	(368)	(133)
Net income (loss)	$(1,281)	$315	$(4,177)	$(1,103)
Other comprehensive income (loss)
Foreign currency gain (loss)	(6)	26	(63)	142
Other comprehensive income (loss)	$(1,287)	341	$(4,240)	$(961)

Basic and diluted net income (loss) per share
Basic	$(0.10)	$0.05	$(0.40)	$(0.17)
Diluted	$(0.10)	$0.05	$(0.40)	$(0.17)
Weighted average basic and diluted shares
Basic	12,418,000	6,534,000	10,355,000	6,383,000
Diluted	12,418,000	6,548,000	10,355,000	6,383,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,177)	$(1,103)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,344	2,686
Provision for doubtful accounts	320	50
Share-based compensation	363	166
Other	-	94
Changes in operating assets and liabilities:
Accounts receivable	(4,450)	(1,678)
Inventory	(287)	169
Prepaid expenses and other assets	(471)	124
Accounts payable	(569)	(189)
Accrued expenses and other long-term obligations	881	951
Deferred revenue	1,963	(2,000)
Net cash used in operating activities	(2,083)	(730)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(45,472)	(12,000)
Purchases of property and equipment	(942)	(128)
Software capitalization costs	(804)	-
Collection of note receivable	-	223
Net change in funds held for clients	8,867	4,155
Net cash used in investing activities	(38,351)	(7,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	45,777	16,823
Payments on notes payable	(8,098)	(5,173)
Debt financing fees	(1,433)	(438)
Payments on capital leases	(131)	(158)
Net proceeds from issuance of common stock	27,820	561
Net change in client fund obligations	(8,812)	(4,155)
Net cash provided by financing activities	55,123	7,460

Effect of foreign exchange rates	8	151

Net increase (decrease) in cash and cash equivalents	14,697	(869)
Cash and cash equivalents at beginning of period	12,767	1,158
Cash and cash equivalents at end of period	$27,464	$289

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$2,180	$817

Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	8,165	6,000
Equity issued in connection with acquisitions	21,825	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income (Loss) excluding one-time expenses. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the expenses associated with Asure’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure’s business. Asure’s management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure’s business, as it may provide additional insight into Asure’s financial results. See the “Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Income (Loss) Excluding One-Time Expenses” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure’s profitability.

Non-GAAP Net Income (Loss) Excluding One-Time Expenses is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with expenses that management believes are one time in nature and are not expected to recur on a dollar or per share basis. These one-time expenses primarily relate to legal and professional services with respect to our acquisition and financing activities and costs associated with severance, recruitment and relocation of employees, as well as purchase accounting adjustments.

Non-GAAP Net Income (Loss) is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with the one-time expenses that are excluded in the company’s Non-GAAP Net Income (Loss) Excluding One-Time Expenses, and also excluding the impact of the following: amortization expense on acquisition-related intangible assets and  stock-based compensation expense., We have revised our non-GAAP Net Income (Loss) to include acquisition-related amortization, as we believe this will more accurately reflect how we analyze our operations and provide information needed by investors to gain additional insight into our financial results. These expenses have been included in the non-GAAP Net Income (Loss) for all periods presented.

Guidance
Reconciliation of GAAP Net Income (Loss) to EBITDA Excluding One-time Expenses:
$000s	Fiscal 2017
Net Income (Loss)	(5,400)	to	(5,600)
Interest	4,800	to	5,000
Tax	700	to	800
Depreciation	1,000	to	1,200
Amortization	5,800	to	6,000
Stock Compensation	600	to	700
EBITDA	7,500	to	8,100
One-time expenses	4,700	to	5,400
EBITDA excluding one-time expenses	12,200	to	13,500

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Excluding One-Time Expenses and non-GAAP Net Income per share

	Fiscal 2017
Net loss per share	$(0.50)	to	$(0.51)
One time items per share	$0.44	to	$0.49
Net Income (loss) per share, excluding one time items	$(0.06)	to	$(0.02)
Stock based compensation per share	$0.05	to	$0.05
Amortization expense on acquisition-related intangible assets per share	$0.51	to	$0.53
Non GAAP Net Income per share	$0.50	to	$0.56

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation,
Amortization and Stock Compensation Expense (EBITDA) and Non-GAAP EBITDA Excluding One-time Expenses.

 FOR THE THREE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Income (Loss)	(1,281)	315
Interest	1,654	529
Tax	85	47
Depreciation	344	249
Amortization	1,447	731
Stock Compensation	138	60
EBITDA	2,387	1,931
One-time expenses	1,582	365
Non-GAAP EBITDA excluding one-time expenses	3,969	2,296

 FOR THE NINE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Loss	(4,177)	(1,103)
Interest	3,358	1,376
Tax	368	133
Depreciation	795	739
Amortization	3,549	1,947
Stock Compensation	363	166
EBITDA	4,256	3,258
One-time expenses	3,666	2,048
Non-GAAP EBITDA excluding one-time expenses	7,922	5,306

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) Excluding One-time Expenses

FOR THE THREE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Income (Loss)	(1,281)	315
Legal & Professional Services	906	136
Severance, Recruitment & Relocation	567	88
Other one-time items (net)	109	141
Sub-total excluding Taxes	1,582	365
Sub-total one-time expenses	1,582	365
Non-GAAP Net Income (Loss) excluding one-time expenses	301	680

FOR THE NINE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Income (Loss)	(4,177)	(1,103)
Legal & Professional Services	2,484	982
Severance, Recruitment & Relocation	859	809
Other one-time items (net)	323	257
Sub-total excluding Taxes	3,666	2,048
Sub-total one-time expenses	3,666	2,048
Non-GAAP Net Income (Loss) excluding one-time expenses	(511)	945

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

FOR THE THREE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Income (Loss)	(1,281)	315
Amortization expense on acquisition-related intangible assets	1,447	731
One-time expenses	1,582	365
Stock compensation	138	60
Sub-total Non-GAAP Items	3,167	1,156
Non-GAAP Net Income (Loss)	1,886	1,471
Weighted-average shares of common stock outstanding	12,599	6,548
Non-GAAP Net Income (Loss) per Share	$0.15	$0.22

FOR THE NINE MONTHS ENDED

$000s	September 30, 2017	September 30, 2016
Net Income (Loss)	(4,177)	(1,103)
Amortization expense on acquisition-related intangible assets	3,549	1,947
One-time expenses	3,666	2,048
Stock compensation	363	166
Sub-total Non-GAAP Items	7,578	4,161
Non-GAAP Net Income (Loss)	3,401	3,058
Weighted-average shares of common stock outstanding	10,558	6,481
Non-GAAP Net Income (Loss) per Share	$0.32	$0.47